SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC 20549


                            FORM 8-K

                         Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of report (Date of earliest event reported) June 19, 1998


                     Brunswick Corporation
     (Exact Name of Registrant as Specific in Its Charter)

   Delaware                      1-1043             36-0848180
(State or Other Jurisdiction   (Commission        (IRS Employer
      of Incorporation)        File Number)   Identification No.)

  1 N. Field Ct., Lake Forest, Illinois        60045-4811
(Address of Principal Executive Offices)       (Zip Code)

Registrant's Telephone Number, Including Area Code (847) 735-4700

     Not applicable
 (Former Name or Former Address, if Changed Since Last Report)









Item 5.   Other Events

     On June 19, 1998, as previously disclosed, a jury awarded $44 million in damages in a suit brought in December 1995 by Independent Boatbuilders, Inc., a buying group of boat manufacturers and twenty-two of its members. The lawsuit, Concord Boat Corporation, et. al v. Brunswick Corporation, was filed in the United States District Court for the Eastern District of Arkansas, and alleged that the Company unlawfully monopolized, unreasonably restrained trade, and substantially lessened competition in the market for sterndrive and inboard marine engines in the United States and Canada. Under the antitrust laws, that amount will be trebled, and plaintiffs will be entitled to their attorneys' fees. Any and all amounts paid by the Company will be deductible for tax purposes.

     The Company has already filed motions with the trial court seeking to set aside the verdict and, in accordance with a schedule just set by the trial judge, will file additional post-trial motions, including a request for a new trial, and in opposition to plaintiffs' recently filed requests for equitable relief. If unsuccessful at the trial court level, the Company will appeal the entry of any adverse judgment or order for equitable relief. While there can be no assurances, it believes any adverse judgment or order will ultimately be reversed.

     No trial date has yet been set on two related claims asserted by the same plaintiffs. In connection with these two claims, which allege attempted monopolization of the outboard engine and sterndrive boat markets, plaintiffs seek equitable relief but no money damages. The equitable relief sought relating to these claims is similar to that just asserted in connection with the counts already tried and includes requests for divestiture of the Company's principal boat manufacturing operations and orders precluding the Company from implementing various marketing and pricing programs as well as from acquiring certain other marine related companies or assets.

     The Company believes that an order of divestiture is highly unlikely both because of its defenses to plaintiffs' claims and to the availability of less restrictive equitable remedies should a court conclude that equitable relief is appropriate in connection with any of plaintiffs' claims.

     If the adverse judgment is sustained after all appeals, satisfaction of the judgment is likely to have a material adverse affect on the Company's results of operations for a particular year, but it is not expected to have a material adverse affect on the Company's financial condition. However, the Company believes that if an adverse judgment is not reversed, other boat builders are likely to bring similar suits and, if successful, the damages ultimately payable by the Company would be substantial. Sales of sterndrive and inboard marine engines to IBBI plaintiffs are estimated to represent less than one-fifth of the total sold during the time period for which damages were awarded in their suit; however, a variety of factors affecting both the likelihood and size of any damage award to various other potential claimants makes it difficult to estimate the Company's possible exposure.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BRUNSWICK CORPORATION



DATE:  January 12, 1999               By:   /s/ Victoria J. Reich
                                            Victoria J. Reich
                                            Vice President, and
                                            Controller